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              SECOND AMENDMENT TO ASSIGNMENT AGREEMENT AND RELEASE

This Second Amendment to Assignment Agreement and Release ("Agreement") is entered into effective as of March 29, 1996 (the "Effective Date") by and between SGI International ("SGI") and Ernest P. Esztergar ("Esztergar").

                                    RECITALS

A. SGI and Esztergar entered into an Assignment Agreement dated November 13, 1994 (the "Assignment"), by and between Esztergar and Synfuel Genesis, Inc., a predecessor to SGI by merger.

B. Pursuant to the Assignment, Esztergar was to be paid a royalty or certain income in accordance with the terms of the Assignment.

C. Esztergar and SGI desire to amend the Assignment and the First Amendment dated November 13, 1994 to provide for a waiver and release of the royalty in return for other good and valuable consideration to be paid to Esztergar.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the matters set forth in the Recitals and for other good and valuable consideration the parties hereto agree as follows:

1. WAIVER AND RELEASE. Esztergar agrees to waive and release all of his past, present, and future rights (hereafter "Claims" as further defined) to any income of any kind or any other payment to be made in accordance with the Assignment and any amendments or modifications thereto.

2. WARRANTY. Each of the parties hereto represent and warrant to the other that to the extent of his or their knowledge, the recitals set forth herein are true, correct, and accurate.

3. CLAIMS. As used herein, "Claims" shall mean any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, fees, costs, expenses, accounts, damages, judgments, losses, injuries and liabilities of whatsoever kind or nature in law related to the Assignment and only to the Assignment, whether in equity or otherwise, present or future, known or unknown, suspected or unsuspected, asserted or unasserted, whether against any party hereto or not, and whether or not concealed or hidden, based upon any facts, acts, or omissions occurring prior to the date hereof in any way involved in or related to any of the matters which are or were the subject of, or directly or indirectly involved with the facts relating or comprising this Agreement.

                                 EXHIBIT 10.3.3
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4.       RELEASE. Esztergar, on behalf of himself, including assignees, representatives, agents, or successors (collectively the "Releasors") do hereby and forever remise, release and discharge SGI and any of its agents or representatives, and any successors of and from any and all Claims, and in particular any claims relating to the Assignment and only the Assignment, which any of said Releasors have, have had, may have had, or now have or hereafter, can shall or may have against SGI or any of its officers, directors, representatives or successors.

5. WAIVERS. IT IS EXPRESSLY UNDERSTOOD THAT Section 1542 of the Civil Code of California provides as follows:

             "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

             The provisions of Section 1542 of the Civil Code of California, if in any way applicable to this Release, as well as any similar provisions of the law of California or any other jurisdiction, ARE HEREBY KNOWINGLY AND VOLUNTARILY WAIVED AND RELINQUISHED by all parties hereto, and each of them. Each of the parties acknowledges that he, she, or it, or his, her, or its representatives, may hereafter discover facts in addition to or different from those which he, she, or it now believes concerning the subject matter of this Agreement, and that notwithstanding any such new or different facts, this General Release shall remain in full force and effect and shall not be challenged in any way or sought to be voided or avoided. Such parties acknowledge and agree that this waiver is an essential and material term of this Release without which consideration agreed to have been given by each of the parties would not have been delivered or agreed to by the parties. All of the parties have been advised of their respective rights by legal counsel regarding this Agreement and this waiver and understand and acknowledge its significance and the consequence of the release and waiver of Section 1542.

6. NO ADMISSIONS. The parties hereby acknowledge and agree that this is a compromise settlement, which is not in any respect nor for any purpose to be deemed or construed to be, or in any way to be used as evidence of any admission or concession of any liability whatsoever on the part of any of them or any other person, firm or corporation whatsoever.

7. FURTHER REPRESENTATIONS AND WARRANTY. Each of the parties hereto warrants and represents that such party has not assigned or in any way conveyed, transferred or encumbered all or any portion of the Claims or other rights covered by this Agreement and that this Agreement has been duly authorized, executed and delivered on behalf of each party and is valid and enforceable against such party in accordance with its terms and each party further acknowledges and agrees that these warranties and representations are an essential and material term of this Agreement without which consideration would not have been given and delivered.

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8.       ATTORNEYS FEES. Each party agrees to bear all of its own costs and attorneys' fees and all other costs with respect to the matters described in this Agreement.

9. GOVERNING LAW. This Agreement is made and entered into in the State of California and is to be governed by and interpreted in accordance with the laws of the State of California.

10. INTERPRETATION. If there is any dispute with respect to this Agreement the interpretation of the words herein shall be made with respect to the fair meaning of the words and not for or against any party because one party drafted the document.

11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   IN WITNESS WHEREOF, the parties have this day and year executed and delivered this instrument.

SGI International                                 Ernest P. Esztergar

By: /s/Joseph A. Savoca                           By:/s/Ernest P. Esztergar
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Joseph A. Savoca, President                       Ernest P. Esztergar


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